UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2006
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of principal executive offices)		(Zip Code)
(305) 579-8000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 6, 2006, the Compensation Committee of the Board of Directors of Vector Group Ltd. (the “Company”) approved the performance factors which will be used to determine the extent to which bonuses will be payable for the 2006 fiscal year under the Vector Group Ltd. Senior Executive Annual Bonus Plan (the “Bonus Plan”). The Bonus Plan was adopted by the Company on January 27, 2006, subject to approval of the Bonus Plan at the Company’s 2006 annual stockholders meeting. The Bonus Plan performance factors, which vary among the participants depending upon the entity that employs the participant, are as follows: for participants employed by the Company—adjusted earnings before interest and taxes (“Adjusted EBIT”) for Liggett Group Inc. (“Liggett”), cash distributions to shareholders and adjusted earnings before interest, taxes and amortization for Douglas Elliman Realty, LLC; and for the participant employed by Liggett—Adjusted EBIT for Liggett and Vector Tobacco Inc. The amount of individual awards under the Bonus Plan will be determined by the Compensation Committee upon attainment of the performance goals. The Compensation Committee may exercise negative discretion with respect to any award to reduce any amount that would otherwise be payable under the Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

Date: March 6, 2006

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